Exhibit 10.4
PINTEREST, INC.
2019 OMNIBUS INCENTIVE
PLAN STOCK OPTION GRANT NOTICE
Pinterest, Inc., a Delaware corporation (the “Company”), pursuant to the Pinterest, Inc. 2019 Omnibus Incentive Plan and any applicable sub-plan for a particular country, as applicable (together, the “Plan”), has granted to the participant set forth below (the “Participant”), as of the date set forth below (the “Date of Grant”), a stock option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement (the “Option Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement.    Except as explicitly stated otherwise, in the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Participant:	William Ready
Date of Grant:	June 29, 2022
Total Number of Shares:	8,553,172
Exercise Price per Share:	$19.96
Type of Option:	Nonstatutory Stock Option
Expiration Date:	June 29, 2032
Vesting Commencement Date:	July 20, 2022
Award ID:	200924237
French Sub-Plan Applicable:	NO
Vesting Schedule:    Except as set forth in that certain Executive Severance and Change in Control Agreement by and between Participant and the Company, dated June 29, 2022 (the “Severance Agreement”), so long as Participant’s Continuous Service Status as the Chief Executive Officer does not terminate (and provided that no vesting shall occur following the date of such termination), the Option shall vest and become exercisable in accordance with the vesting schedule attached to the end of this Grant Notice. Notwithstanding anything to the contrary in the Plan, Participant will not be deemed to be in Continuous Service Status if there is any interruption or termination of service as the Chief Executive Officer of the Company, as determined by the Administrator in good faith and subject to Applicable Laws.
Termination Period:    Except as set forth in the Severance Agreement, the unvested portion of the Option held by Participant shall immediately terminate upon the termination of Participant’s Continuous Service Status as the Chief Executive Officer (as provided in this Grant Notice and Section

7 of the Option Agreement). Subject to the terms of the Plan and the Option Agreement, Participant may exercise the vested portion of this Option for ninety (90) days after termination of Participant’s Continuous Service Status (the “Option Exercise Period”) other than upon Disability, Death or for Cause (but in no event later than the Expiration Date set forth above); provided that in the event the Option may not be so exercised pending receipt of any requisite approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Option Exercise Period shall be extended until the receipt of such approval and for a subsequent 90-day period thereafter (but in no event later than the Expiration Date set forth above). In the event of a termination of Participant’s Continuous Service Status, upon Disability, Death or for Cause, Section 9(d)(iii), (iv) or (v) of the Plan, as applicable, shall govern. Participant is responsible for keeping track of these exercise periods following the termination of Participant’s Continuous Service Status for any reason. The
Company will not provide further notice of such periods.
By clicking “Accept” or otherwise accepting this grant, Participant hereby agrees to all of the following:
•This Option is granted under and governed by the terms and conditions of this Grant Notice, the Plan, the Option Agreement (which includes the Country- Specific Addendum), and any ancillary documents, all of which are attached to and made a part of this Grant Notice.
•Participant acknowledges and agrees that Participant has reviewed the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Option, and fully understands all provisions of the Plan, this Grant Notice and the Option Agreement.

•Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.
By clicking “Disagree”, you decline to accept this Option grant and your Option grant will be immediately cancelled in its entirety.

534,573	on	October 20, 2022
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PINTEREST, INC.

2019 OMNIBUS INCENTIVE PLAN STOCK OPTION AGREEMENT
1.Grant of Option. Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement (the “Agreement”), Pinterest, Inc., a Delaware corporation (the “Company”), has granted you (the “Optionee”), as of the Date of Grant set forth in the Grant Notice, an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”) pursuant to the Pinterest, Inc. 2019 Omnibus Incentive Plan and any applicable sub-plan for a particular country (together, the “Plan”). Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. Except as explicitly stated otherwise, in the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

2.Designation of Option. This Option is intended to be an Incentive Stock Option only to the extent so designated in the Grant Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other incentive stock options within the meaning of Section 422 of the Code granted to Optionee by the Company or any Parent or Subsidiary, including under other plans) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3.Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice and with the provisions of Section 9(c) of the Plan or otherwise as set forth below:

(a)     Right to Exercise.

(i)This Option may not be exercised for a fraction of a share.

(ii)In the event of Optionee’s death, Disability or other termination of Continuous Service Status as the Chief Executive Officer, the exercisability of this Option is governed by Section 7 below, subject to the limitations contained in this Section 3.

(iii)In no event may this Option be exercised after the Expiration Date set forth in the Grant Notice.

(b)    Method of Exercise.

(i)This Option shall be exercisable by click-through exercise via the web portal made available by the Company’s equity plan administrator and approved by the Company for such purpose, or by any other form of notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such notice shall be signed by Optionee (including electronically or by click-through acceptance, if permitted by the Company) and shall be delivered to the Company by such means as are determined by the Company in its discretion to constitute adequate delivery. The giving of such notice shall be deemed to be an undertaking to make payment of the aggregate Exercise Price for the purchased Shares (as described in Section 4 hereof) and to satisfy any applicable Tax-Related Items (as defined below).

(ii)Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate notice of exercise (as described in Section 3(b)(i) hereof).

4.Method of Payment. Payment of the Exercise Price shall be made by a method described in Section 9(b) of the Plan, provided that unless otherwise determined by the Administrator, if Optionee is an “officer” as defined under Section 16 of the Exchange Act, the method of exercise shall be delivery by Optionee of Shares that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is exercised. Optionee understands and agrees that any cross-border cash remittance made to exercise this Option (or transfer proceeds received upon the sale of Shares) may need to be made through a locally authorized financial institution or registered foreign exchange agency and may require Optionee to provide to such entity certain information regarding the transaction.

5.Responsibility for Taxes. As a condition of the grant, vesting and exercise of the Option, Optionee acknowledges that, regardless of any action taken by the Company or, if different, Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social security contributions (including employer’s social security contributions to the extent such amounts may be lawfully recovered from the Optionee), social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction) or required deductions, withholdings or payments legally applicable to him or her and related to the grant, vesting or exercise of the Option, the issuance or subsequent sale of the Shares subject to the Option, or the participation in the Plan (“Tax-Related Items”) is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges and agrees that Optionee is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”) pursuant to Applicable Laws), such as, but not limited to, personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.

Optionee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Optionee also understands that Applicable Laws may require varying Option or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Optionee under Applicable Laws.

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By entering into this Agreement, Optionee agrees to indemnify the Company, and any relevant Parent, Subsidiary or Affiliate, against all and any liability for any taxes or Tax-Related Items which may arise in respect of or in connection with this Option (or, for the avoidance of doubt, any option granted or provided to Optionee by way of rollover, assumption or replacement of this Option) or the Shares (or, for the avoidance of doubt, other shares or securities) issued or transferred pursuant to the exercise of this Option (or, for the avoidance of doubt, any option granted or provided to Optionee by way of rollover, assumption or replacement of this Option).

Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, pursuant to this Agreement and subject to Applicable Laws, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy Optionee’s Tax Withholding Obligations by (i) withholding from Optionee's wages or other compensation paid to Optionee by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon exercise of the Option or (iv) such other method as determined by the Company; provided, that, unless otherwise determined by the Administrator, if Participant is an “officer” as defined under Section 16 of the Exchange Act, the Tax Withholding Obligations shall be satisfied by clause (iii) above.

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Depending on the method of satisfying the Tax Withholding Obligations, the Company may pay, withhold or account for such Tax Withholding Obligations by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case Optionee will (depending on the laws of the relevant jurisdiction) receive a refund of any over-withheld or over-paid amount in cash or otherwise be able to claim relief in respect of any such over-withheld or over-paid amount, and will in any event have no entitlement to the Share equivalent.
Optionee agrees to pay to the Company or the Employer any amount of Tax Withholding Obligations that the Company or the Employer may be required to pay, withhold or account for as a result of Optionee’s receipt, vesting or exercise of this Option, the issuance of Shares subject to the Option and/or the disposition of such Shares or Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Optionee fails to comply with his or her obligations in connection with the Tax Withholding Obligations.
Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s receipt, the vesting and/or exercise of the Option, the issuance of Shares subject to the Option and/or the disposition of such Shares. Optionee represents that Optionee has consulted any tax consultants Optionee deems advisable in connection with the receipt of the Option, the vesting and/or exercise of the Option, the issuance of Shares subject to the Option and/or the disposition of such Shares and that Optionee is not relying on the Company (or the Employer) for any tax advice.
6.Nature of Grant. In accepting this Option, Optionee acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;
(d) Optionee is voluntarily participating in the Plan;
(e) this Option and the Optioned Stock are not intended to replace any pension rights or compensation and are outside the scope of Optionee’s employment contract, if any;
(f) this Option and the Optioned Stock, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

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(g) unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(h) no entity in the Company Group shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of this Option (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Optionee pursuant to the exercise of this Option or the subsequent sale of the Shares.

7.Termination of Relationship. Following the termination of Optionee’s Continuous Service Status as the Chief Executive Officer, Optionee may exercise this Option only as set forth in the Plan (as modified by the Grant Notice and this Agreement). Notwithstanding anything to the contrary in the Plan, Participant will not be deemed to be in Continuous Service Status if there is any interruption or termination of Optionee’s service as the Chief Executive Officer of the Company, as determined by the Administrator in good faith and subject to Applicable Laws. Unless otherwise set forth in that certain Executive Severance and Change in Control Agreement by and between Optionee and the Company, dated June [ ], 2022 (the “Severance Agreement”), or otherwise as approved by the Company, (i) Optionee’s right to vest in this Option will terminate as of such date and will not be extended by any contractual notice period or any period of “garden leave” or any similar notice period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any; and (ii) the period (if any) during which Optionee may exercise the vested portion of the Option (if any) after such termination of Optionee’s Continuous Service Status as Chief Executive Officer will commence as of such date and will not be extended by any contractual notice period or any period of “garden leave” or any similar notice period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any. If Optionee does not exercise this Option within the applicable post-termination exercise period set forth in the Plan (as modified by the Grant Notice and this Agreement), this Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of this Option as set forth in the Grant Notice.

8.Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option.

9.Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other Option grant materials by and among the entities in the Company Group for the purpose of implementing, administering and managing Optionee’s participation in the Plan.

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Optionee understands that the Company Group may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Optionee understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her Continuous Service Status will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent or instructing the Company to cease processing, is that the Company would not be able to grant Optionee Options or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the Optioned Stock. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before accepting the Option or taking any action related to Option or the Plan.

11.Recoupment.

(a) In the event that Optionee engages in any Detrimental Activity, the Board may, in its sole discretion, require Optionee to repay to the Company any Shares (or equivalent cash value thereof) acquired upon exercise of the Option by Optionee within the 12 months immediately preceding the date of such Detrimental Activity (or the date on which the Board discovers the Detrimental Activity). This section does not limit the Company’s rights or remedies under this Agreement, or any other agreement between the Company and Optionee, or otherwise at law or in equity. In addition, Optionee hereby agrees that the Option and any Shares acquired upon exercise of the Option shall be subject to any other clawback or recoupment policy of the

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Company required by applicable law or regulation (and such requirements shall be deemed incorporated by reference into this Agreement). Notwithstanding Section 18 of the Plan, the Option and any Shares acquired upon exercise of the Option shall not be subject to recoupment, repayment, forfeiture or other similar measure, other than as explicitly set forth in this Agreement, the Severance Agreement or the offer letter by and between Optionee and the Company dated June [ ], 2022. Optionee agrees that no such recoupment or repayment pursuant to this Section 11 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between Optionee and the Company.

(b) For purposes of the foregoing, “Detrimental Activity” means (i) willful misconduct that contributes to a financial restatement or material error in the calculation of any performance-based measures, if any, used to determine the Shares acquired hereby, or (ii) conduct that constitutes Cause that results in material financial or reputational harm to the Company.

12.Miscellaneous.

(a) Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of the city and county of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

(b) Addendum and Sub-Plans. Notwithstanding any provisions in this Agreement, this Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Optionee’s country. Moreover, if Optionee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement. Further, the Plan shall be deemed to include any special terms and conditions set forth in any applicable sub-plan for Optionee’s country, and, if Optionee relocates to a country for which the Company has established a sub-plan, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons; provided, however, that the French Sub-Plan shall only apply if the Grant Notice explicitly provides for such application.

(c) Entire Agreement; Enforcement of Rights; Amendment. This Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement to the extent it would materially and adversely affect the rights of Optionee. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding

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anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Optionee, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.

(d) Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties do not reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of this Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

(e) Language. If Optionee has received this Agreement, the Grant Notice, the Plan or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(f) Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on this Option and on any Optioned Stock, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Optionee also acknowledges that the Applicable Laws of the country in which Optionee is residing or working at the time of grant, vesting and exercise of the Option or the sale of Shares received pursuant to the Option (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to the Addendum. Notwithstanding any provision herein, the Option and Optionee’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum.

(g) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail, with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address, email or fax number set forth in the Company’s books and records.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.

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(i) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may only be assigned with the prior written consent of the Company.

(j) Electronic Delivery. The Company may, in its sole discretion, decide to deliver to Optionee by email or any other electronic means any documents, elections or notices related to this Agreement, the Option, the Optioned Stock, Optionee’s current or future participation in the Plan, securities of the Company or any member of the Company Group or any other matter, including documents, elections and/or notices required to be delivered to Optionee by applicable securities law or any other Applicable Laws or the Company’s Amended Certificate of Incorporation or Bylaws. By accepting this Agreement, whether electronically or otherwise, Optionee hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

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PINTEREST, INC.
2019 OMNIBUS INCENTIVE PLAN

(Adopted by the Board on March 21, 2019; Approved by the holders of capital stock of the Company on March 28, 2019; IPO Date on April 23, 2019)

1.Purposes of the Plan. The purposes of this 2019 Omnibus Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock, Restricted Stock Units and Other Awards may also be granted under the Plan.

2.Definitions. As used herein, the following definitions shall apply:

(a) “Acquiror” means any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one such person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), in each case, other than (i) the Company, (ii) any Subsidiary, Parent or Affiliate, (iii) any employee benefit plan sponsored by the Company or by any Subsidiary, Parent or Affiliate, (iv) an entity of which at least a majority of its Voting Power is owned directly or indirectly by the Company, (v) an entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock or (vi) an entity in which the holders of at least a majority of the Voting Power of the Company outstanding immediately prior to the relevant transaction continue to hold (either by their shares remaining outstanding in the continuing entity or by their shares being converted into securities of the surviving entity or its parent entity) a majority of the total Voting Power of the Company (or the surviving entity or its parent entity) outstanding immediately after such transaction.

(b) “Administrator” means the Board or a Committee.

(c) “Affiliate” means an entity, other than a Subsidiary or Parent, which (i) is under the control of the Company, (ii) controls the Company or (iii) is, together with the Company, under the common control of a third person or entity.

(d) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

(e) “Award” means any award of an Option, Restricted Stock, Restricted Stock Unit or Other Award under the Plan.

(f) “Award Agreement” means an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement or Other Award Agreement, as applicable.

(g) “Board” means the Board of Directors of the Company.

(h) “Cashless Transaction” means a program approved by the Administrator in which payment of the Option exercise price and/or Tax Withholding Obligations applicable to an Award may be satisfied, in whole or in part, with Shares subject to the Award, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the applicable Tax Withholding Obligations.

(i) “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement or dishonesty, or any other misconduct that has caused or is reasonably expected to result in injury to the Company (including, for the avoidance of doubt, reputational harm); (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company; (v) Participant’s commission of a felony or other crime involving moral turpitude; or (vi) Participant’s gross negligence in connection with his or her performance of services. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(j) “Change in Control” means (i) an Acquiror acquires ownership of stock of the Company that, together with stock held by such Acquiror, constitutes more than 50% of the total fair market value or total Voting Power of the stock of the Company; (ii) any merger, consolidation or other business combination transaction of the Company with or into an Acquiror; (iii) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of each appointment or election; or (iv) an Acquiror acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Acquiror) all or substantially all of the Company’s assets. Notwithstanding anything in this Plan to the contrary, (x) subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan; provided, however, that such limitation shall only apply to the extent necessary to prevent any tax becoming due under Section 409A of the Code; (y) a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction; and (z) that the accretion of Voting Power of the Company by an entity or person due to the conversion of High Vote Shares into Shares such that such entity or person holds more than 50% of the total Voting Power of the Company shall not constitute a Change in Control, unless such entity or person subsequently acquires ownership of additional stock of the Company that constitutes more than 2% of the total fair market value or total Voting Power of the stock of the Company in a single transaction or series of related transactions (excluding any acquisition of Shares in connection with the exercise or settlement of an Award or a Prior Plan Award or pursuant to a dividend reinvestment plan or employee stock purchase plan established by the Company or a Parent or Subsidiary thereof).

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Committee” means the Compensation Committee of the Board (or one or more other committees or subcommittees of the Board) appointed by the Board to administer the Plan in accordance with Section 4 hereof and consisting of two (2) or more Directors (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose).

(m) “Common Stock” means the Company’s Class A common stock, par value
$0.00001 per share, as adjusted in accordance with Section 14 hereof.

(n) “Company” means Pinterest, Inc., a Delaware corporation.

(o) “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services, and any Director who is not an Employee, whether compensated for such services as a Director or not.

(p) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant (unless otherwise provided for in the applicable Award Agreement), as determined by the Administrator in good faith and subject to Applicable Laws. Subject to Applicable Laws, the Administrator shall determine whether a leave of absence, or absence in military or government service, shall constitute an interruption of Continuous Service Status; provided, however, that,
(i) if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period, and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy, and (ii) the Administrator shall not have any such discretion to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors.

(q) “Conversion Time” means the effectiveness of the filing of the Certificate of Amendment to the Company’s Certificate of Incorporation providing for the reclassification of certain of the Company’s equity interests, with the Secretary of State of the State of Delaware on the IPO Date.

(r) “Director” means a member of the Board.

(s) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(t) “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate.

(u) “Evergreen Shares” means Shares made available for issuance under the Plan pursuant to Section 3(c) hereof.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any Stock Exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Administrator, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Administrator deems reliable; (ii) unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a Share will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Stock, the Fair Market Value of a Share will be determined by the Administrator in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(y) “High Vote Shares” means a share of the Company’s Class B Common Stock, common stock, par value $0.00001 per share.

(z) “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa) “IPO” means the sale of certain securities of the Company to the public in a firm- commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Company.

(bb)    “IPO Date” means the date of the closing of the IPO.

(cc)    “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(dd)    “Option” means a stock option granted pursuant to the Plan.

(ee) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(ff) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, Restricted Stock Units, Other Awards, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(gg) “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(hh)    “Optionee” means an Employee or Consultant who receives an Option.

(ii)    “Other Award” means an award granted to a Participant pursuant to Section 11 hereof.

(jj) “Other Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Other Awards granted under the Plan and includes any document attached to such agreement.

(kk) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined Voting Power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ll)    “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(mm)    “Plan” means this 2019 Omnibus Incentive Plan.

(nn)    “Prior Plan” means the Pinterest, Inc. 2009 Stock Plan.

(oo)    “Prior Plan Award” means any stock award granted under the Prior Plan.

(pp) “Prior Plan’s Available Reserve” means any High-Vote Shares in the share reserve of the Prior Plan that (i) are not subject to outstanding Prior Plan Awards and (ii) would, but for Section 3(a) hereof, remain available for future grants under the Prior Plan as of the Conversion Time.

(qq) “Prior Plan Returning Shares” means any High-Vote Shares subject to outstanding Prior Plan Awards that would, but for Section 3(a) hereof, subsequently return to the share reserve of the Prior Plan under the terms of such Prior Plan Award (including, without limitation, as the result of forfeiture, repurchase, expiration or retention by the Company in order to satisfy such Prior Plan Award’s exercise price or tax withholding obligations).

(rr) “Restricted Stock” means Shares subject to restrictions that are purchased or granted pursuant to Section 10 hereof.

(ss) “Restricted Stock Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.

(tt) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(uu) “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock Units granted under the Plan and includes any document attached to such agreement.

(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ww)    “Share” means a share of Common Stock, as adjusted in accordance with Section 14 hereof.

(xx)    “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(yy) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined Voting Power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(zz) “Tax Withholding Obligations” means any applicable U.S. federal, state, local or non-U.S. tax withholding obligations, social contributions, required deductions or other similar obligations that may arise in connection with an Award.

(aaa) “Ten Percent Holder” means a person who owns stock representing more than 10% of the Voting Power of the stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

(bbb) “Voting Power” means the total combined voting power of all classes of stock (or, in the case of an entity that is not a corporation, similar equity interests) of the relevant entity determined in a manner consistent with the principles applicable to Section 409A of the Code.

3.Stock Subject to the Plan.

(a) Successor to Prior Plan. The Plan is intended as the successor to the Prior Plan. From and after the Conversion Time, no additional awards may be granted under the Prior Plan. All Awards granted on or after the Conversion Time will be granted under this Plan. All Prior Plan Awards will remain subject to the terms of the Prior Plan.

(i)Any High-Vote Shares in the Prior Plan’s Available Reserve will cease to be available under the Prior Plan as of the Conversion Time.

(ii)At the Conversion Time, (x) any High-Vote Shares in the Prior Plan’s Available Reserve shall automatically be retired and cancelled, and (y) a number of Shares equal to the Prior Plan’s Available Reserve (immediately prior to the cancellation referred to in item (x) of this sentence) will be added to the Shares available for issuance under the Plan (as further described in Section 3(b) hereof) and will then be immediately available for grants and issuance pursuant to Awards hereunder.

(iii)In addition, from and after the Conversion Time, (x) any Prior Plan Returning Shares will not return to the reserves of the Prior Plan and shall automatically be retired and cancelled, and (y) a number of Shares equal to the number of such Prior Plan Returning Shares (immediately prior to the cancellation referred to in item (x) of this sentence) shall be added to the Shares available for issuance under the Plan (as further described in Section 3(b) hereof).

(b) Available Shares. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 48,200,000 Shares, of which a maximum of 48,200,000 Shares may be issued under the Plan pursuant to Incentive Stock Options. In addition, the Prior Plan’s Available Reserve, the Prior Plan Returning Shares and the Evergreen Shares

shall be available for issuance under the Plan. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject to such Award shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any Tax Withholding Obligations with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan that are later forfeited to the Company due to the failure to vest or that are repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall, in each case, again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 14 hereof, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 3(b) plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, the Prior Plan’s Available Reserve, the Prior Plan Returning Shares, the Evergreen Shares and any Shares that again become available for issuance pursuant to the remaining provisions of this Section 3. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of any applicable Stock Exchange rule) shall not count as issued under the Plan for purposes of this Section 3(b).

(c) Evergreen Shares. In addition, the number of Shares available for issuance under the Plan will automatically increase on the first day of each fiscal year, for a period of not more than ten years from the date the Plan is approved by the holders of capital stock of the Company, commencing on January 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) January 1, 2029, in an amount equal to 5% of the total number of Shares and High-Vote Shares outstanding on the last day of the calendar month prior to the date of such automatic increase. Notwithstanding the foregoing, the Board may act prior to the first day of a given fiscal year to provide that there will be no increase in the number of Shares available for issuance under the Plan for such fiscal year or that the increase in the number of Shares available for issuance under the Plan for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

4.Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Administrator may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Directors, subject to such restrictions and limitations as the Administrator may specify and to the requirements of Applicable Law.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Such Committee shall consist of two (2) or more persons, each of whom qualifies as a “non- employee director” (within the meaning of Rule 16b-3) and as “independent” as required by the rules of any Stock Exchange on which the Common Stock is listed, in each case if and to the extent required by, or necessary to meet the requirements of, Applicable Law at the time of determination. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members

(with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and to the extent permitted or required by Rule 16b-3. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder.

(c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

i.to administer the Plan and to adopt, amend and rescind from time to time rules and regulations for the administration of the Plan;

ii.to determine the Fair Market Value of the Common Stock in accordance with Section 2(v) hereof; provided that such determination shall be applied consistently with respect to Participants under the Plan;

iii.to select the Employees and Consultants to whom Awards may from time to time be granted;

iv.to determine the number of Shares to be covered by each Award (other than a cash-based Other Award), and the amount of cash to be covered by each cash-based Other Award;

v.to approve the form(s) of Award Agreement(s) and other related documents used under the Plan;

vi.to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award;

vii.to amend, waive or otherwise adjust the terms and conditions of any outstanding Award, any Award Agreement or any other agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award, including any amendment adjusting vesting or exercisability (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company); provided that no such amendment, waiver or adjustment shall be made that would materially and adversely affect the rights of any Participant without his or her consent; and provided, further, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code;

viii.to (A) extend the term of any Award, including, without limitation, extending the period following a termination of a Participant’s Continuous Service Status during which any such Award may remain outstanding or (B) provide for the accrual of dividends or dividend equivalents with respect to any such Award; provided that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code; and provided, further, that no payment in respect of accrued dividends or dividend equivalents shall be made prior to the vesting of the relevant Award;

ix.subject to Applicable Laws and Section 4(h) hereof, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program; provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without his or her consent;

x.to approve addenda pursuant to Section 4(d) hereof or to grant Awards to, or to modify the terms of any outstanding Award Agreement or any agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award held by, Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

xi.to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award, which constructions, interpretations and decisions shall be final and binding on all Participants; and

xii.to exercise discretion to take or make any and all other actions or determinations which it determines to be necessary or advisable for the administration of the Plan.

(d) Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

(e) Delegation of Administration of the Plan. The Administrator may delegate the administration of the Plan to one or more officers or employees of the Company, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (i) to grant Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 4(a) hereof), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator, and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator.

(f) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

(g) Decisions of the Administrator. Decisions of the Administrator shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Administrator may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants and Awards, and the Administrator may take different actions with respect to the vested and unvested portions of an Award.

(h) Shareholder Approval Required for Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable Stock Exchange rule) of Options issued under the Plan be permitted at any time under any circumstances, (ii) any new Awards be issued in substitution for outstanding Options previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable Stock Exchange rule) or (iii) any Option or stock appreciation right (x) have its exercise price be reduced or (y) be purchased (or otherwise “cashed out”) by the Company if, on the date of such purchase, the exercise price per Share covered by such Option or stock appreciation right is less than 100% of the Fair Market Value of a Share on such date, in the case of each (i)-(iii), unless the approval of the holders of capital stock of the Company has been obtained to take such action.

5.Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards may be granted to Employees and Consultants, subject to Applicable Laws. Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d) No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with (i) such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause, or (ii) the Company’s right to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No payment with respect to any Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(e) No Right to Awards. No person shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant an Award to such Participant, or to any other Participant or other person at any time, nor preclude the Administrator from making subsequent grants to such Participant or any other Participant or other person.

6.Term of Plan. The Plan shall come into existence upon its adoption by the Board and shall become effective subject to the approval of the holders of capital stock of the Company as provided in Section 25 hereof; provided, however, that no Award may be granted prior to the IPO Date. It shall continue in effect for a term of ten (10) years from its adoption by the Board unless sooner terminated under Section 17 hereof.

7.Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement; and provided, further, that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.Limitation on Grants to Non-Employee Directors. The maximum number of Shares subject to Awards (and of cash subject to cash-based Other Awards) granted under the Plan or otherwise during any one calendar year to any Director (other than a Director who is also an Employee) for service on the Board, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, however, that with respect to the first calendar year during which such a Director serves on the Board (or, in the event such Director does not receive any Awards during such first calendar year, the second calendar year during which such a Director serves on the Board), such maximum total value shall instead be
$1,000,000.

9. Options.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i)In the case of an Incentive Stock Option:

(A)     granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; or

(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(ii)    in the case of a Nonstatutory Stock Option, the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and

(iii)    Notwithstanding the foregoing, Options may be granted (or assumed) with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (5) a Cashless Transaction; (6) such other consideration and method of payment permitted under Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c) Exercise of Options.

(i)Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting criteria. Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(ii)Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares or a minimum aggregate exercise price; provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iii) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any Tax Withholding Obligations in accordance with Section 12 hereof. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(iv)Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.

(v)No Obligation to Exercise. The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

(d) Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(i)General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7 hereof).

(ii)Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (iii) through (v) below, such Optionee may exercise any outstanding Option at any time within thirty (30) days following such termination to the extent the Optionee is vested in such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status.

(iii)Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within six (6) months following such termination to the extent the Optionee is vested in such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status.

(iv)Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within thirty
(30) days following termination of Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 23 hereof, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within twelve (12) months following the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status.

(v)Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.

10.Restricted Stock and Restricted Stock Units.

(a) Restricted Stock.

i.Rights to Purchase or Receive. When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the offer or grant, including the number of Shares that such person shall be entitled to purchase or receive, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 9(b) with respect to exercise of Options. The offer to purchase or receive Shares shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.

ii.Vesting Terms. The Restricted Stock shall vest at such rate or based on such criteria as the Administrator may determine. Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the delivery of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.

iii.Termination of Continuous Service Status. Unless otherwise provided in the applicable Restricted Stock Agreement, in the event the Participant’s Continuous Service Status is terminated for any reason (including death or Disability) prior to the vesting of a Share of Restricted Stock, such Share shall be (i) forfeited for no consideration, in the event it was granted to the Participant, or
(ii) subject to a repurchase option exercisable by the Company at the original purchase price paid by the Participant, in the event it was purchased by the Participant.

iv.Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Agreements need not be the same with respect to each Participant.

v.Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased or received, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase and/or the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased or received, except as provided in Section 14 of the Plan.

(b) Restricted Stock Units.

(i)Award Terms. When Restricted Stock Units are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Award, including the number of Restricted Stock Units that such person shall be entitled to receive. The offer to receive Restricted Stock Units shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.

(ii)Vesting and Settlement. The Administrator may, in its sole discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.

(iii)Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(iv)Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Unit Agreements need not be the same with respect to each Participant.

(v)Rights as a Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.

11.Other Awards.

(a) General. The Administrator may from time to time grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise, (ii) be subject to performance- based vesting conditions and/or multipliers and/or service-based vesting conditions, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units, share- denominated performance units or other similar awards and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States; provided that each cash-based Other Award shall be denominated in cash and each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of Shares, in each case that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award.

(b) Award Terms. When Other Awards are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Other Award. The offer to receive Other Awards shall be accepted by execution of an Other Award Agreement in the form determined by the Administrator.

(c) Vesting, Settlement and Payment. The Administrator may, in its sole discretion, set vesting criteria for the Other Award that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of the Other Award, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.

(d) Form and Timing of Settlement or Payment. Settlement or payment of earned Other Awards will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Other Award Agreement. The Administrator will settle earned cash-based Other Awards solely in cash but, in its sole discretion, may settle earned equity-based or equity related Other Awards in cash, Shares, or a combination of both.

(e) Other Provisions. The Other Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. The provisions of Other Award Agreements need not be the same with respect to each Participant.

(f) Rights as a Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the equity-based or equity-related Other Awards. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.

12.Taxes.

(a) As a condition of the grant, vesting and exercise or settlement of an Award, the Participant (or, in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) shall make such arrangements as the Administrator may require for the satisfaction of any Tax Withholding Obligations that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) The Administrator may, in its sole discretion, permit or require a Participant (or, in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) to satisfy all or part of his or her Tax Withholding Obligations by remitting cash to the Company, by Cashless Transaction or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Administrator (i) any Cashless Transaction must be an approved broker-assisted Cashless Transaction and the Shares withheld in the Cashless Transaction must be limited to avoid financial accounting charges under applicable accounting guidance, and (ii) any surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission. In addition, upon the exercise or settlement of any Award in cash, or the making of any other payment with respect to any Award (other than in Shares), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy any Tax Withholding Obligations attributable to such exercise, settlement or payment.

13.Non-Transferability of Awards. Unless otherwise determined by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 13. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate, by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by another transferee permitted by the Administrator pursuant to this Section 13. No transfer by will, the laws of descent and distribution or otherwise of any Award, or of the right to exercise any Award, shall be effective to bind the Company unless (a) the Administrator shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer, (b) if the transfer was other than by will or by the laws of descent or distribution, the Administrator has provided its written consent to such transfer, and (c) the Administrator shall have been furnished with an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant, to be bound by the acknowledgements made by the Participant in connection with the grant of the Award and, if the transfer was other than by will or by the laws of descent or distribution, to be bound by any additional conditions the Administrator may, in its sole discretion, impose. For the avoidance of doubt, to the extent an unvested Award is transferred, the Continuous Service Status of the Participant will continue to determine, without limitation, the vesting and exercisability of such Award, to the same extent that the Continuous Service Status of the Participant would have done so had the Participant continued to directly hold such Award.

14.Adjustments Upon Changes in Capitalization, Merger or    Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class (or type) of Shares, units representing Shares, or other stock or securities: (x) available for future Awards (including pursuant to Incentive Stock Options) under Section 3 hereof and (y) covered by each outstanding Award, (ii) the price per Share covered by each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be proportionately adjusted (or substituted) by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, exchange of the Shares, a rights offering, a reorganization, merger, spin-off, split- up, change in corporate structure, other increase or decrease in the number of Shares or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 14(a) shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive. Except as expressly provided herein, (I) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to, or the terms related to, an Award, and (II) no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. If, by reason of a transaction described in this Section 14(a) or an adjustment pursuant to this Section 14(a), a Participant’s Award Agreement or agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award covers additional or different shares of stock or securities (or units representing additional or different shares of stock or securities), then such additional or different shares (and the units representing such additional or different shares), and the Award Agreement or agreement related to the Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock, Restricted Stock, Restricted Stock Units or Shares underlying an Other Award prior to such adjustment.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total Voting Power of the Company, except where such “person” accretes Voting Power of the Company due to the conversion of High Vote Shares into Shares such that such “person” holds more than 50% of the total Voting Power of the Company, unless such “person” subsequently acquires ownership of additional stock of the Company that constitutes more than 2% of the total fair market value or total Voting Power of the stock of the Company in a single transaction or series of related transactions (excluding any acquisition of Shares in connection with the exercise or settlement of an Award or a Prior Plan Award or pursuant to a dividend reinvestment plan or employee stock purchase plan established by the Company or a Parent or Subsidiary thereof) (each transaction set forth in clauses (i) through (iii) hereof, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess (if any) of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction (which may, for this purpose, be determined by reference to the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such Corporate Transaction) over
(2) the exercise price or purchase price paid or to be paid for the Shares subject to the Awards (if any); or
(E) the cancellation of any outstanding Awards for no consideration.

(d) Savings Clause. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Furthermore, no provision of this Section 14 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

15.Change in Control. The consequences of a Change in Control, if any, with respect to an Award will be set forth in the applicable Award Agreement.

16.Time of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

17.Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 14 hereof) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. The preceding sentence shall not restrict the Administrator’s ability to exercise its discretionary authority hereunder, which discretion may be exercised without amendment to the Plan. No provision of this Section 17 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

18.Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by Applicable Law, Company policy and/or the requirements of a Stock Exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any Participant and the Company.

19.Changes in Status & Leaves of Absence. The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Administrator, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Laws). In the event of any such tolling, forfeiture, reduction or extension, the Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).

20.Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Administrator, in its sole discretion, may determine.

21.Conditions Upon Issuance of Shares; Securities Matters. The Company shall be under no obligation to affect the registration pursuant to the Securities Act of 1933, as amended, of any Shares to be issued hereunder or to effect similar compliance under any state, local or non-U.S. laws. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. The Administrator may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such Shares bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable. The exercise or settlement of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise or settlement is in compliance with all Applicable Laws. The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under U.S. federal, state, local or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Award granted hereunder. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

22.Section 409A.

(a) Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(b) With respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, termination of a Participant’s Continuous Service Status shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant was an Employee immediately prior to such termination and is then contemporaneously retained as a Consultant pursuant to a written agreement and such agreement provides otherwise. The Continuous Service Status of a Participant shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to Subsidiary and such Subsidiary ceases to be a Subsidiary, unless the Administrator determines otherwise. To the extent permitted by Section 409A of the Code, a Participant who ceases to be an Employee of the Company but continues, or simultaneously commences, services as a Director of the Company shall be deemed to have had a termination of Continuous Service Status for purposes of the Plan.

23.Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then, after a Participant’s death, any vested Award(s) shall be transferred or distributed to the Participant’s estate.

24.Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

25.Approval of Holders of Capital Stock. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.

26.Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.

27.Severability. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

28.Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

29.Headings. The headings in this Plan are included solely for convenience of reference and if there is any conflict between such headings and the text of this Plan, the text shall control.

Prospectus for the
Pinterest, Inc. 2019 Omnibus Incentive Plan

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

April 23, 2019

This Prospectus (the “Prospectus”), including the following Questions and Answers, relates to the Pinterest, Inc. (the “Company”) 2019 Omnibus Incentive Plan (the “Plan”), awards that have been or may be issued pursuant to the Plan and shares of our Class A common stock, par value $0.00001 per share (“Class A Common Stock”) offered to our employees, directors and consultants under the Plan. The terms and conditions of awards granted under the Plan are governed by the provisions of the Plan and the agreements issued under the Plan. Further information concerning the Plan and its administration and copies of this Prospectus and any of the documents referenced in this Prospectus are available by e-mailing or writing the Company’s General Counsel at Pinterest, Inc., 505 Brannan Street, San Francisco, California 94107, and/or at equity @

QUESTIONS AND ANSWERS

General Questions

What is the Plan?

The Plan was adopted by our board of directors (the “Board”) on March 21, 2019 and approved by our stockholders on March 28, 2019. The Plan allows us to grant stock option awards, restricted stock, restricted stock units and other cash-based, equity-based or equity- related awards to our employees, directors and consultants. The Plan will expire by its own terms on March 20, 2029, unless terminated sooner by the Board or extended by the Board and our stockholders.

What Should I Know About this Prospectus?

This Prospectus is meant to help you understand the Plan. It does not describe all of the terms and conditions applicable to the Plan and awards granted under the Plan that are included in the official Plan document and award agreements. If there is any difference between what is described in this Prospectus and what is included in the official Plan document or applicable award agreement, the Plan document or applicable award agreement will govern.

What are the Purposes of the Plan?

The purposes of the Plan are to:

•attract and retain the best available employees, directors and consultants,

•to provide additional incentive to those employees, directors and consultants, and

•to promote the success of our business.

How Many Shares of Stock are Reserved for Issuance Under the Plan?

We have reserved 48,200,000 shares of our Class A Common Stock for issuance under the Plan. The shares may be authorized, but unissued, or reacquired shares of our Class A Common Stock. In addition, 37,785,865 shares of our Class B common stock, par value

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$0.00001 per share (“Class B Common Stock”) that, as of the closing date of our initial public offering (the “IPO”), would have otherwise been available for issuance under our 2009 Stock Plan and were not subject to awards outstanding under our 2009 Stock Plan, ceased to be available for issuance under our 2009 Stock Plan, and an equal number of shares of our Class A Common Stock become available for issuance under the Plan.

If an award granted under the Plan expires or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an option exchange program, the unissued shares that were subject to such award shall, unless the Plan is terminated, continue to be available under the Plan for issuance pursuant to future awards. In addition, any shares of our Class A Common Stock which are retained by us upon exercise of an award in order to satisfy the exercise or purchase price for such award or any taxes withholding obligations with respect to such award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future awards. Shares issued under the Plan that are later forfeited to the Company due to the failure to vest or that are repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a participant’s service) shall, in each case, again be available for future grant under the Plan.

Further, in the event that awards outstanding under our 2009 Stock Plan are forfeited, expire, are surrendered pursuant to an option exchange program, are retained by the Company for payment of exercise price or tax withholding obligations or are repurchased by the Company at the original purchase price of such awards, the shares of Class B Common Stock subject to such awards shall cease to be available for issuance under our 2009 Stock Plan, and an equal number of shares of our Class A Common Stock shall become available for issuance under the Plan.

Finally, the number of shares of our Class A Common Stock reserved for issuance under the Plan will automatically increase on the first day of each fiscal year, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 5% of the total number of shares of our Class A Common Stock and our Class B Common Stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Board.

What Class of Shares are Subject to my Award?

In connection with the IPO, Pinterest effected a “recapitalization” by adopting two classes of stock with differing voting rights:

•Class A Common Stock: each share of Class A Common Stock represents one vote per share

•Class B Common Stock: each share of Class B Common Stock represents 20 votes per share

Any shares of common stock you received under our 2009 Stock Plan before the IPO by exercising stock options are now shares of Class B Common Stock, and you will receive shares

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of Class B Common Stock on settlement or exercise of any restricted stock units or stock options granted to you under our 2009 Stock Plan before the IPO. In contrast, if you are granted any awards after the IPO under the Plan, any shares you receive in respect of such awards will be shares of Class A Common Stock.

Please note that Class A Common Stock is tradable in the open market, whereas Class B Common Stock is restricted and will need to be converted to Class A Common Stock in order to be traded.

Who Administers the Plan?

The Plan is administered by the Board and/or the Compensation Committee of the Board (the “Administrator”). The Administrator may authorize a subcommittee consisting of one or more members of the Board or employees of the Company to make awards under the Plan to non-officer employees and consultants subject to the restrictions and limitations specified by the Board and to the extent permitted by applicable law, and the Administrator may delegate certain other aspects of the administration of the Plan to one or more officers or employees of the Company. No member of the Compensation Committee or Board shall be liable for any action or failure to act relating to the Plan, and the Company shall indemnify and hold harmless each member of the Compensation Committee or Board against any loss, cost, liability or expense arising out of any action or failure to act relating to the Plan.

The Administrator has the discretion to make all decisions relating to the Plan and outstanding awards, including (without limitation), the authority in its sole discretion to select the employees, directors and consultants to whom awards may be granted, to determine the terms and conditions of awards, to amend the Plan or any award granted under the Plan and to construe and interpret any provision of the Plan or any award agreement applicable to an award made under the Plan.

Who is Eligible to Participate in the Plan?

Our employees, directors and consultants, and employees and consultants of any of our parent, subsidiary or affiliate companies, are eligible to receive nonstatutory stock options, restricted stock, restricted stock units and other cash-based, equity-based or equity-related awards under the Plan. Only our employees or employees of our subsidiary companies are eligible to receive incentive stock options under the Plan.

Who Selects the Employees, Directors and Consultants who Receive Grants?

The Administrator selects which employees, directors or consultants will receive awards under the Plan.

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If I Received a Grant under the Plan (or any other plan of the Company), am I Guaranteed to Receive Awards under the Plan in the Future?

No. Many factors will influence the Administrator’s determinations on grants in the future, and the fact that you receive a grant under the Plan (or previously received a grant under another plan of the Company) is not a guarantee that you or any other person will receive a similar grant in the future.

Questions Regarding Grants

What Types of Grants are Permitted under the Plan?

The Plan permits us to grant incentive stock options, nonstatutory stock options, restricted stock units, restricted stock and other cash-based, equity-based or equity-related awards. These awards are described below.

What is a Stock Option?

A stock option gives you the right to purchase a specified number of shares for a fixed price (the “exercise price”) during a specified period of time. The principal benefit of a stock option is the opportunity to profit from any increase in the value of our Class A Common Stock above the exercise price that may occur during the period in which the stock option is exercisable, without having to risk any money until the holder decides to exercise the stock option. In other words, if the value of our Class A Common Stock increases above the exercise price during the term of the stock option, the holder of the stock option will be able to buy the shares at a discount from that increased price. On the other hand, if the value of our Class A Common Stock does not increase above the exercise price, the holder of the stock option will not recognize any benefit from the stock option. Until a stock option is exercised, the holder of the stock option does not have any right to vote, right to receive dividends or other stockholder rights with respect to the stock option.

What are the Terms and Conditions of my Stock Option?

The Administrator determines the terms of your stock option including, without limitation, the number of shares subject to your stock option, and the time period in which your stock option may be exercised. However, the maximum term of a stock option may not exceed 10 years from the date of grant. The Administrator also determines the per share exercise price of your stock option, which will generally be equal to 100% of the fair market value of a share on the grant date.

What Special Rules Apply to Incentive Stock Options?

Incentive stock options may be granted only to employees of the Company or employees of certain subsidiaries of the Company. The per share exercise price of an incentive stock option must be at least 100% of the fair market value of a share on the grant date. The maximum term of an incentive stock option cannot exceed 10 years. Further, if any employee owns more than

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10% of the total combined voting power of all classes of our stock, that employee cannot receive an incentive stock option with a per share exercise price that is less than 110% of the fair market value of a share on the grant date and a maximum term of more than 5 years.

In addition, the total fair market value of the shares (measured at the time of grant) with respect to which incentive stock options may become exercisable by any participant for the first time during any calendar year (under all plans of the Company and any parent or subsidiary) may not exceed USD $100,000. Any shares in excess of this limit will be treated as if they were subject to a nonstatutory stock option. If an employee holds more than one incentive stock option, the foregoing rule is generally applied to the stock options in the order in which the stock options were granted.

What Happens to my Stock Options upon my Termination of Service with the Company?

If your service relationship terminates for any reason, your stock option may generally be exercised for the period of time stated in your stock option agreement to the extent it is vested and exercisable. Your stock option will generally cease to vest upon any termination of your service relationship.

Generally, if your termination is due to your disability or death, your stock option will remain exercisable for 6 months or 12 months, respectively, following your termination. In the case of your termination for cause, your stock option will terminate immediately. In all other cases, your stock option will generally remain exercisable for 30 days following your termination of service, unless your option exercise period has been extended. However, in no event may your stock option be exercised later than the expiration of the maximum term of the stock option. Please refer to the terms contained in your stock option agreement for the specific time periods applicable to your stock option.

How do I Pay the Exercise Price of my Stock Options?

The Administrator determines how you will be permitted to pay the exercise price of your stock option which may include payment by cash or check, other shares of our Class A Common Stock or by cashless exercise.

What is Restricted Stock?

Shares of restricted stock are shares of our Class A Common Stock that are sold or awarded for such consideration as the Administrator may determine and that vest in accordance with terms and conditions that the Administrator establishes in its sole discretion. Generally, shares of restricted stock will be held in escrow until all restrictions on the shares have lapsed. If your service relationship is terminated, we will generally retain the right to repurchase any unvested shares of restricted stock at their original purchase price you paid for the shares (or, if such shares were granted to you without the payment of purchase price, cause you to forfeit such shares). The Administrator determines the vesting schedule as to which this repurchase right (or possibility of forfeiture) will lapse. Please refer to the terms contained in your restricted stock agreement for the specific time periods applicable to your restricted stock.

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What are Restricted Stock Units?

Restricted stock units (RSUs) are essentially the same as restricted stock, except that instead of being held in escrow, the shares or other payments are not actually issued unless and until the award meets all of the vesting conditions and any other conditions required to receive a payout pursuant to the award. The Administrator will determine the vesting criteria and any other conditions which, depending on whether and to what extent such criteria and conditions are met, will determine the number of RSUs payable to the participant. Until the settlement and issuance of the shares subject to the RSUs, no right to vote, right to receive dividends or other stockholder rights shall exist with respect to the RSUs (although, if the Administrator so determines, dividend equivalents may be credited in respect of shares subject to RSUs). Generally, if your service relationship is terminated for any reason, your RSUs will cease to vest upon such termination, and any unvested RSUs will be forfeited. Please refer to the terms contained in your RSU agreement for the specific time periods applicable to your RSUs.

What are “Other Awards”?

“Other Awards” can include any other cash-based, equity-based or equity-related awards, including, without limitation cash, stock appreciation rights, phantom stock, performance shares, deferred share units, share-denominated performance units or other similar awards. Such “Other Awards” may involve the transfer of actual shares, either at the time of grant or thereafter, or payment in cash or otherwise, and they may be subject to performance-based vesting conditions and/or multipliers and/or service-based vesting conditions. Please refer to the terms contained in your “Other Award” agreement for the terms and conditions applicable to your “Other Award.”

What Terms Apply to All Awards?

Tax Withholding. You must make appropriate arrangements to satisfy any applicable federal, state, local, foreign or other tax and/or tax withholding obligations, if any, which arise upon the grant, vesting, exercise or settlement (as applicable) of your award, as well as any such obligations that arise upon the later sale or disposition of any shares you receive in respect of an award. If you do not satisfy these requirements, the Company may refuse to honor the exercise, refuse to deliver the shares or take other action to enforce this requirement. In addition, the Company may, in its sole discretion, (1) require (and arrange for) the sale of a number of shares subject to an award and the remittance of the cash proceeds of such sale to the Company in order to satisfy applicable tax withholding obligations, (2) withhold of a number of shares subject to an award (or require the participant to deliver a number of shares subject to an award to the Company) and pay the appropriate taxing authorities from its own funds in order to satisfy applicable tax withholding obligations, or (3) require another method of the satisfaction of applicable tax withholding obligations.

Leave of Absence & Changes in Status. The Administrator will have the discretion to determine (including through the adoption of policies) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an award in connection with a participant’s leave of absence or a change in a participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to

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part-time status); provided, however, that in the absence of such determination, vesting of awards under this Plan will generally continue during any paid leave of absence and be tolled during any unpaid leave of absence (unless otherwise required by applicable laws).

Non-transferability. As a general matter, without the consent of the Administrator, you may not transfer an award granted to you under the Plan, other than by will or the laws of descent and distribution, and only you may exercise an award granted to you during your lifetime.

Adjustment on Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification, subdivision, exchange, rights offering, reorganization, merger, spin-off, change in corporate structure, other increase or decrease in the number of shares of our Class A Common Stock or other similar occurrence, certain adjustments will be made, including adjustments in the class and maximum number of securities subject to the Plan and adjustments in the class, number of shares or number of units representing shares and price per share (or repurchase price per shares) of our Class A Common Stock subject to outstanding awards under the Plan.

Effect of our Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or
(iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s total voting power (subject to certain exclusions described in the Plan) (a “Corporate Transaction”), each outstanding award (vested or unvested) will be treated as the Administrator determines, which determination may be made without your consent and need not treat all outstanding awards (or portion thereof) in an identical manner. Such determination, without your consent, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction:

(A)    the continuation of outstanding awards by the Company (if the Company is the surviving corporation);

(B)     the assumption of outstanding awards by the surviving corporation or its parent;

(C)     the substitution of new awards by the surviving corporation or its parent for outstanding awards;

(D)        the cancellation of outstanding awards in exchange for a payment to the participants equal to the excess (if any) of (1) the fair market value of the shares subject to such awards as of the closing date of

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such Corporate Transaction (which may, for this purpose, be determined by reference to the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Class A Common Stock as a result of such Corporate Transaction) over (2) the exercise price or purchase price paid or to be paid for the shares subject to the awards (if any); or

(E)     the cancellation of any outstanding awards for no consideration.

Amendment and Termination. The Board may amend or terminate the Plan at any time, but such amendment or termination may not materially and adversely affect your rights under any outstanding award without your consent. In addition, we may need to obtain stockholder approval for certain amendments to the Plan.

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TAX INFORMATION

The following discussion is intended only as a summary of the United States income tax laws in effect as of April 23, 2019 that generally apply to awards granted under the Plan and the sale of any shares acquired pursuant to such awards. Please note that the specific federal, state and local tax consequences applicable to you will depend upon your individual circumstances. The following discussion does not include any discussion of the tax laws of any non-United States jurisdiction. If you are, or may be, subject to tax in any non-United States jurisdiction, the tax laws of the taxing jurisdiction or jurisdictions that apply to you will apply to determine the tax effect of your participation in the Plan.

The Company strongly advises you to seek the advice of a qualified tax adviser regarding your participation in the Plan.

The following discussion assumes that the fair market value of our shares on the date that you exercise your stock option is greater than the per share exercise price of your stock option.

What Tax Treatment Applies to Incentive Stock Options?

Incentive stock options are stock options that are intended to qualify for the special tax treatment available under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as noted below, you will generally not recognize income as a result of the grant or exercise of incentive stock options. However, you may recognize gain at the time you sell or otherwise dispose of the shares acquired upon exercise of your incentive stock option. Any gain that you realize upon the sale of shares purchased through the exercise of an incentive stock option will be taxed at long-term capital gain rates if you sell the shares:

•more than 2 years after the grant date of the incentive stock option, and

•more than 1 year after the exercise date of the incentive stock option.

However, if you sell shares purchased pursuant to an incentive stock option within either the 2-year period or the 1-year holding period described above, any gain up to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price will be treated as ordinary income. Any further gain or loss will be taxed as short-term or long-term capital gain or loss, depending on whether you held the shares for more than 1 year after the exercise date.

Please note that, when you exercise an incentive stock option, you are required to calculate your tax liability under the alternative minimum tax. As a result, you may be required to pay alternative minimum tax for the year in which you exercise your incentive stock option. Since these rules are very complicated and the outcome will vary depending on individual circumstances, you should be sure to consult your tax adviser before exercising any incentive stock options.

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What Tax Treatment Applies to Nonstatutory Stock Options?

If you are granted a nonstatutory stock option, you will generally not be required to recognize income at the time of grant.

•When you exercise a nonstatutory stock option, you will generally recognize ordinary income to the extent the fair market value of the shares on the exercise date is greater than the exercise price you pay. If you are an employee, the Company will receive a corresponding tax deduction equal to the amount of ordinary income that you recognize upon exercise of a nonstatutory stock option and the ordinary income that you recognize will be subject to tax withholding.

•Any gain or loss you recognize upon the sale or exchange of shares that you acquire generally will be treated as capital gain or loss, which will be long-term or short-term capital gain or loss depending on whether you held the shares for more than 1 year after the exercise date. The holding period for the shares will begin when you exercise your stock option. The amount of such gain or loss will be the excess of:

•the amount you realize upon the sale or exchange of the shares, over

•the value of the shares on the exercise date.

What Tax Treatment Applies to Restricted Stock Units?

You will not have taxable income at the time you are granted restricted stock units (RSUs). Instead, you generally will recognize ordinary income when (and if) the RSUs are settled following vesting by issuance of the shares of our Class A Common Stock. The amount of ordinary income you recognize will generally equal the fair market value of the shares issued to you on the settlement date. If you are an employee, the Company will receive a corresponding tax deduction equal to the amount of ordinary income that you recognize upon the issuance of shares pursuant to RSUs and the ordinary income that you recognize will be subject to tax withholding. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon whether you held the shares for more than 1 year after the shares are issued to you.

What Tax Treatment Applies to Restricted Stock?

Unless you make an election under Section 83(b) of the Code, you will not recognize taxable income at the time you purchase or receive restricted stock under the Plan. Instead, you will recognize ordinary income when (and if) the shares vest and are no longer subject to forfeiture. At this time, you will recognize ordinary income equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares.

Alternatively, if you make a Section 83(b) election, you will recognize ordinary income, if at all, at the time you purchase or receive restricted stock under the Plan equal to the excess of the fair market value of the shares on the date you purchase or receive the shares over the

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amount, if any, paid for the shares. No further tax event will occur until the shares are sold or otherwise disposed of.

If you are an employee, the Company will receive a corresponding tax deduction equal to the amount of ordinary income that you recognize in connection with the restricted stock and the ordinary income that you recognize will be subject to tax withholding.

Any gain or loss you recognize upon the later sale or exchange of the shares generally will be treated as capital gain or loss, which will be long-term or short-term depending upon whether you held the shares for more than 1 year after the date you recognize income on the shares, which will be the vesting date if you do not file a Section 83(b) election and the purchase or issuance date if you file a Section 83(b) election.

What Tax Treatment applies to “Other Awards”?

Because the nature, terms and conditions of “Other Awards” can vary significantly, it is not possible to generally describe the tax treatment applicable to such awards. In the event that you receive a grant of an “Other Award,” the Company encourages you to seek the advice of a qualified tax adviser with respect to the tax treatment applicable to such award.

Other than as Described Above, what Tax Impact is There on the Company as a Result of the Plan?

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the chief executive officer, the chief financial officer, the other three highest-paid officers named in the company’s proxy statement (other than the chief executive officer or chief financial officer) and any person who was a “covered employee” for any prior tax year beginning after December 31, 2016. As a newly public company, we expect to rely upon certain transitional relief under Section 162(m). Nonetheless, the Board believes that the potential deductibility of the compensation payable under our executive compensation program should be only one of many relevant considerations in setting compensation. Accordingly, the Administrator may deem in the future that it is appropriate to provide one or more covered employees with the opportunity to earn compensation which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Further, if awards vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code. This could result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

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CERTAIN ADDITIONAL LEGAL MATTERS

The shares offered under the Plan have been registered on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The Company, however, will not be required to issue or deliver any shares pursuant to or in connection with the Plan unless and until the Company determines that the issuance and delivery of such shares is in compliance with all applicable laws, regulations and other requirements.

Certain employees who receive awards under the Plan may be considered to be “affiliates” for purposes of Rule 144 under the Securities Act and will, therefore, be subject to the requirements of Rule 144 (excluding the holding period under such rule). If counsel for the Company determines that, based on a participant’s title and role within the Company, he or she would be considered to be an “affiliate,” the participant will be advised of the additional requirements.

The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended. The Plan is not qualified under Section 401 of the Code.

Shares purchased under the Plan shall be purchased from the Company. In general, no person is entitled to receive any fees, commissions or other charges in connection with such purchases. If the Company implements a “cashless exercise program” for stock options, there may be fees or costs associated with it.

In order to obtain additional information about the Plan or the Administrator, or to obtain any Plan documents, contact Pinterest’s General Counsel at Pinterest, Inc., 505 Brannan Street, San Francisco, California 94107 and/or at equity @ (telephone: (415) 762-7100).

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Prospectus and are available, without charge, upon oral or written request to: Pinterest, Inc., Attn: General Counsel, at Pinterest, Inc., 505 Brannan Street, San Francisco, California 94107 and/or at equity @ (telephone: (415) 762-7100).

1.The Company’s Prospectus dated April 18, 2019, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, as a part of the Registration Statement on Form S-1, as amended (File No. 333-230458), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed and the description of the Company’s Class B Common Stock;

2.The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38872) filed with the Commission on April 15, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

3.All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date on which the Company filed its Registration Statement on Form S-8 with respect to the Plan and prior to the filing of a post-effective amendment to its Registration Statement that indicates that all securities offered under such Registration Statement have been sold or that deregisters all securities then remaining unsold; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Prospectus.

Also available, without charge, upon oral or written request are copies of all reports and other communications distributed to the holders of the Company’s shares.

Any document or any statement contained in this Prospectus, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.